Exhibit 10.1

OFFICE LEASE

THIS OFFICE LEASE (the “Lease”) is made and entered into as of the Date of this Lease, by and between Landlord and Tenant. “Date of this Lease” shall mean the date on which the last one of the Landlord and Tenant has signed this Lease.

W I T N E S S E T H:

Subject to and on the terms and conditions of this Lease, Landlord leases to Tenant and Tenant hires from Landlord the Premises.

1. BASIC LEASE INFORMATION AND DEFINED TERMS. The key business terms of this Lease and the defined terms used in this Lease are as follows:

1.1 Landlord. FOUNTAIN SQUARE ACQUISITION COMPANY LLC, a Delaware limited liability company authorized to transact business in Florida.

1.2 Tenant. FLEXSHOPPER, LLC a North Carolina limited liability company.

1.3 Building. The building containing the Premises located at 2650 North Military Trail, Boca Raton, Florida 33431. The Building is located within the Project. The real property upon which the Building is located is legally described in EXHIBIT “A” to this Lease.

1.4 Project. The parcel of land, the Building, and any other buildings and improvements located on such land known as Fountain Square and located at 2600 North Military Trail, 2650 North Military Trail, and 2700 North Military Trail, Boca Raton, Palm Beach County, Florida, 33431.

1.5 Premises. Suite No. 230 on the second floor of the Building. The Premises are depicted in the sketch attached as EXHIBIT “B”. Landlord reserves the right to install, maintain, use, repair, and replace pipes, ducts, conduits, risers, chases, wires, and structural elements leading through the Premises in locations that will not materially interfere with Tenant’s use of the Premises.

1.6 Rentable Area of the Premises. 2,924 square feet. This square footage figure includes an add-on factor for Common Areas in the Building and has been agreed upon by the parties as final and correct and is not subject to challenge or dispute by either party.

1.7 Permitted Use of the Premises. General office purposes only (see the Use article of this Lease).

1.8 Commencement Date. The earlier to occur of (a) the date when Tenant takes possession of any part of the Premises for the conduct of its business, or (b) the date of substantial completion of the Landlord’s Work, as defined in Exhibit “E” to this Lease. Substantial completion is the date on which the Landlord’s Work is substantially completed so that Tenant may use the Premises for their intended purpose, notwithstanding punchlist items or insubstantial details that remain to be performed.

1.9 Lease Term. A term commencing on the Commencement Date and continuing for 39 full calendar months (plus any partial calendar month in which the Commencement Date falls), as extended or sooner terminated under the terms of this Lease. If the Commencement Date falls on a day other than the first day of a month, the first month of the Lease Term shall be the month immediately following the Commencement Date and Tenant shall pay prorated Rent for the partial month.

1.10 Base Rent. The following amounts:

Period	Rate P/S/F Per Annum	Monthly Base Rent	Period Base Rent

Months 1 — 12	$15.75	$3,837.75	$46,053.00	*
Months 13 — 24	$16.22	$3,952.27	$47,427.24
Months 25 — 36	$16.71	$4,071.67	$48,860.04
Months 37 — 39	$17.21	$4,193.50	$12,580.50

* See Base Rent Abatement in Section 4.2 below.

Base Rent amounts shown above do not include applicable sales tax.

1.11 Allocated Share. 1.21%. This share is a stipulated percentage, agreed upon by the parties, and constitutes a material part of the economic basis of this Lease and the consideration to Landlord in entering into this Lease. Landlord may readjust the Allocated Share from time to time based on changes in the rentable area of the Building.

1.12 Security Deposit. $7,234.61, to be paid to Landlord upon execution of this Lease by Tenant.

1.13 Prepaid Rent. $6,857.51, to be paid to Landlord upon execution of this Lease by Tenant.

1.14 Tenant’s Notice Address. All notices to Tenant under this Lease should be sent to:

FlexShopper, LLC

2650 North Military Trail, Suite 230

Boca Raton, FL 33431

Telephone: __________________

Facsimile: ___________________

1.15 Landlord’s Notice Address.

For all Notices:

FOUNTAIN SQUARE ACQUISITION COMPANY LLC

c/o NAT Merin Hunter Codman, Inc.

11780 U.S. Highway One, Suite 105

Palm Beach Gardens, FL 33408

Attention: Property Manager

Telephone: 561.627.0184

Facsimile: 561.627.8063

With a copy to: FOUNTAIN SQUARE ACQUISITION COMPANY LLC c/o ..PMorgan Asset Management NY 1-K150 270 Park Avenue, 7th Floor New York, NY 10017 Attention: Robert G. Stephens - Telephone: 212.648.2148

1.16 Landlord’s Address for Payments:

Fountain Square Acquisition Company LLC

c/o Bank of America Lockbox Services

Lockbox 100329

6000 Feldwood Road

College Park, GA 30349

1.17 Landlord’s Broker. Merin Hunter Codman, Inc.

1.18 Tenant’s Broker. None.

1.19 Guarantor. ANCHOR FUNDING SERVICES, INC., a Delaware corporation, and any other party who subsequently guarantees all or any part of Tenant’s obligations under this Lease (see EXHIBIT “C”).

1.20 Parking Spaces. Total Spaces: 10, allocated as follows: Reserved Spaces: 0; Unreserved Spaces: 10.

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1.21 Business Days. All days other than Saturdays, Sundays, or Legal Holidays.

1.22 Legal Holidays. New Year’s Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, and Christmas Day.

2. TERM. Tenant shall have and hold the Premises for the Lease Term. The Lease Term shall commence on the Commencement Date. Landlord shall determine the Commencement Date as provided in Basic Lease Information and Defined Terms article of this Lease and shall notify Tenant of the date so determined. Tenant shall, if Landlord so requests, thereafter execute and return within ten days a letter confirming the Commencement Date and the expiration date of this Lease.

3. USE. Tenant shall continuously use and occupy the Premises only for the Permitted Use of the Premises. Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose. Tenant shall conform to the Rules and Regulations. “Rules and Regulations” shall mean the rules and regulations for the Building promulgated by Landlord from time to time. The Rules and Regulations which apply as of the Date of this Lease are attached as EXHIBIT “D”.

4. RENT.

4.1 General. Tenant shall pay Rent to Landlord in lawful United States currency. All Base Rent and additional rent for Operating Costs shall be payable in monthly installments, in advance, beginning on the Commencement Date (subject to any prepaid Rent due under Article 1), and continuing on the first day of each and every calendar month thereafter during the Lease Term. Unless otherwise expressly provided, all monetary obligations of Tenant to Landlord under this Lease, of any type or nature, other than Base Rent, shall be denominated as additional rent. Except as otherwise provided, all additional rent payments (other than Operating Costs which are due together with Base Rent) are due ten days after delivery of an invoice. Tenant shall pay monthly to Landlord any sales, use, or other tax (excluding state and federal income tax) now or hereafter imposed on any Rent due under this Lease. The term “Rent” when used in this Lease includes Base Rent and all forms of additional rent. All Rent shall be paid to Landlord without demand, setoff, or deduction whatsoever, except as specifically provided in this Lease, at Landlord’s Address for Payments, or at such other place as Landlord designates in writing to Tenant. Tenant’s obligations to pay Rent are covenants independent of the Landlord’s obligations under this Lease.

4.2 Abatement. Provided that Tenant is not in default of this Lease beyond any applicable grace period at any time during the abatement period, Tenant shall have a Rent credit in the amount of the Base Rent owed for the first full calendar month of the Lease Term through the third full calendar month of the Lease Term, which credit shall be applied to the installments of Base Rent due for those months. Accordingly, if the Commencement Date occurs on a day other than the first day of the month, the prorated Rent for the first partial month of the Lease Term shall be due on the Commencement Date and the rent abatement period shall commence on the first day of the first full calendar month of the Lease Term and shall expire on the last day of the third full calendar month of the Lease Term. Tenant shall remain liable for all additional rent owed under this Lease during the rent abatement period, such as, but not limited to, Tenant’s Allocated Share of Operating Costs. The abatement of Base Rent provided for herein (“Free Rent”) is conditioned upon Tenant’s full and timely performance of all of its obligations under this Lease. At any time during the Lease Term, if Tenant is in default under this Lease beyond any applicable grace period provided therefor, then the abatement of Base Rent provided for herein shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Base Rent herein abated.

5. OPERATING COSTS.

5.1 General. Tenant shall pay to Landlord its Allocated Share of Operating Costs in accordance with the terms and provisions of this article and based on the following.

5.2 Defined Terms. The following terms shall have the following definitions:

5.2.1 “Real Estate Taxes” shall mean the total of all taxes, assessments, and other charges by any governmental or quasi-governmental authority, including real and personal property taxes, transit and other special district taxes, franchise taxes, and solid waste assessments that are assessed, levied, or in any manner imposed on the real property and any other buildings and improvements located on such property on which the Building is located. If a tax shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes or otherwise as a result of the ownership of the Building, then the other tax shall be deemed to be included within the definition of “Real Estate Taxes”. “Real Estate Taxes” also includes all costs incurred by Landlord in contesting the amount of the assessment of the Building made for Real Estate Tax purposes, including attorneys’, consultants’, and appraisers’ fees.

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5.2.2 “Operating Costs” shall mean the total of all of the costs incurred by Landlord relating to the ownership, operation, and maintenance of the Building and the services provided tenants in the Building. By way of explanation and clarification, but not by way of limitation, Operating Costs will include the costs and expenses incurred for the following: Real Estate Taxes; pest control; trash and garbage removal (including dumpster rental); porter and matron service; security; Common Areas decorations; repairs, maintenance, and alteration of building systems, Common Areas, and other portions of the Building to be maintained by Landlord; amounts paid under easements or other recorded agreements affecting the Building, including assessments by property owners’ or condominium associations; repairs, maintenance, replacements, and improvements that are appropriate for the continued operation of the Building as a first-class building; improvements in security systems; materials, tools, supplies, and equipment to enable Landlord to supply services that Landlord would otherwise have obtained from a third party; costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, or any amendment to or any interpretation hereafter rendered with respect to any existing law that have the effect of changing the legal requirements applicable to the Project from those currently in effect, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; landscaping, including fertilization and irrigation supply, parking area maintenance and supply; property management fees; an on-site management office; all utilities serving the Building and not separately billed to or reimbursed by any tenant of the Building; cleaning; window washing, and janitorial services; all insurance customarily carried by owners of comparable buildings or required by any mortgagee of the Building; supplies; service and maintenance contracts for the Building; wages, salaries, and other benefits and costs of employees of the Landlord up to and including the Building manager (including a pro rata share only of the wages and benefits of employees who are employed at more than one building, which pro rata share shall be determined by Landlord and shall be based on Landlord’s estimate of the percentage of time spent by the employees at the Building); legal, accounting, and administrative costs; and uniforms and working clothes for employees and the cleaning of them. Landlord may contract for the performance of some or all of the management and maintenance functions generally described in this section with entities that are affiliated with Landlord. Operating Costs shall also include the Building’s allocated share (as reasonably determined by Landlord) of those expenses incurred on a Project-wide basis benefiting the Building, including, but not limited to, costs such as (i) landscaping, (ii) utility and road repairs, (iii) security, (iv) signage installation, replacement and repair, and (v) common area utilities. If Landlord incurs Operating Costs for the Building together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement, or otherwise, the shared costs and expenses shall be equitably prorated and apportioned by Landlord between the Building and the other buildings or properties. Landlord will make any allocations of Operating Costs to the Building permitted under this section in good faith. However, Tenant specifically acknowledges that the making of these type of allocations requires the exercise of judgment, which could be subject to differing opinions. Therefore, a business judgment rather than a reasonableness standard shall be applied to Landlord’s allocation decisions and these decisions will be upheld unless Tenant can prove that the allocations have been made in bad faith and are arbitrary and discriminatory as to Tenant.

5.3 Variable Operating Costs. If during any year the entire Building is not occupied or Landlord is not furnishing utilities or services to all of the premises in the Building, then the Variable Operating Costs for such year shall be “grossed up” (using reasonable projections and assumptions) to the amounts that would apply if 95% of the Building were occupied and 95% of the premises in the Building were provided with the applicable utilities or services. Variable Operating Costs are Operating Costs that are variable with the level of occupancy of the Building (such as janitorial services, utilities, refuse and waste disposal, and management fees).

5.4 Payment. Landlord shall reasonably estimate the Operating Costs that will be payable for each calendar year. Tenant shall pay one-twelfth of its share of the estimated Operating Costs monthly in advance, together with the payment of Base Rent. Should any assumptions used in creating a budget change, Landlord may adjust the estimated monthly Operating Costs payments to be made by Tenant by notice to Tenant. After the conclusion of each calendar year, Landlord shall furnish Tenant a detailed statement of the actual Operating Costs for the year; and an adjustment shall be made between Landlord and Tenant with payment to or repayment by Landlord, as the case may require. Tenant waives and releases any and all objections or claims relating to Operating Costs for any calendar year unless, within 30 days after Landlord provides Tenant with the annual statement of the actual Operating Costs for the calendar year, Tenant provides Landlord notice that it disputes the statement and specifies the matters disputed. If Tenant disputes the statement then, Tenant shall continue to pay the Rent in question to Landlord in the amount provided in the disputed statement pending resolution of the dispute

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5.5 Alternate Computation. Instead of including in Operating Costs certain costs, Landlord may bill Tenant and Tenant shall pay for those costs in any one or a combination of the following manners: (a) direct charges for services provided for the exclusive benefit of the Premises that are subject to quantification; (b) based on a formula that takes into account the relative intensity or quantity of use of utilities or services by Tenant and all other recipients of the utilities or services, as reasonably determined by Landlord; or (c) pro rata based on the ratio that the Rentable Area of the Premises bears to the total rentable area of the tenant premises within the Building that are benefited by such costs.

6. ASSIGNMENT OR SUBLETTING.

6.1 General; Definition of Transfer. Neither Tenant nor Tenant’s legal representatives or successors in interest by operation of law or otherwise shall transfer this Lease except as provided in this article. For purposes of this article, a “transfer” shall mean any of the following: (a) an assignment of this Lease; (b) a collateral assignment, mortgage, or other encumbrance involving this Lease; (c) a sublease, license agreement, or other agreement permitting all or any portion of the Premises to be used by others; (d) a reduction of Tenant’s assets to the point that this Lease is substantially Tenant’s only asset; or (e) any transfer of control of Tenant, which shall be defined as any issuance or transfer of stock in any corporate tenant or subtenant or any interest in any noncorporation entity tenant or subtenant, by sale, exchange, merger, consolidation, operation of law, or otherwise, or creation of new stock or interests, by which an aggregate of 50% or more of Tenant’s stock or equity interests shall be vested in one or more parties who are not stockholders or interest holders as of the Date of this Lease, or any transfer of the power to direct the operations of any entity (by equity ownership, contract, or otherwise), to one or more parties who are not stockholders or interest holders as of the Date of this Lease, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions. This section shall not apply to sales of stock by persons which are effected through any recognized securities exchange. Any modification or amendment to any sublease of any portion of the Premises shall be deemed a further sublease of this Lease. As used in this article, the term “transferee” shall include any assignee or subtenant of Tenant or any other party involved in any of the other transactions or events constituting a transfer.

6.2 Request for Consent. If consent to a transfer is required hereunder, Tenant shall request Landlord’s consent to such transfer in writing, not later than 15 days before any anticipated transfer, and submit (a) the name and address of the proposed transferee, (b) a duly executed counterpart of the proposed transfer agreement, (c) reasonably satisfactory information as to the nature and character of the business of the proposed transferee, as to the nature and character of its proposed use of the space, and otherwise responsive to the criteria set forth in the Reasonable Consent section of this article, and (d) if the transfer is an assignment or a sublease of substantially all of the Premises, banking, financial, or other credit information relating to the proposed transferee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed transferee, certified by the transferee as true and correct.

6.3 Recapture. Landlord shall have the following options to be exercised within 15 Business Days from submission of Tenant’s request for Landlord’s consent to a specific transfer:

6.3.1 If Tenant proposes to assign this Lease or sublet all or substantially all of the Premises, Landlord shall have the option to cancel and terminate this Lease (provided, however, if Landlord exercises such option, Tenant may nullify and make void such exercise of such option by withdrawing such assignment or sublease request by written notice to Landlord provided within ten (10) days of receipt of Landlord’s notice exercising such termination option) as of the proposed commencement date for the transfer.

6.3.2 If Tenant proposes to sublet less than all or substantially all of the Premises or if a proposed sublease shall be for less than the balance of the Lease Term, Landlord shall have the option of canceling and terminating this Lease only as to the applicable portion of the Premises and the applicable portion of the Lease Term covered by the proposed sublease, effective as of the proposed commencement date of the sublease (provided, however, if Landlord exercises such option, Tenant may nullify and make void such exercise of such option by withdrawing such assignment or sublease request by written notice to Landlord provided within ten (10) days of receipt of Landlord’s notice exercising such termination option). If Landlord exercises this option and Tenant does not elect to nullify such exercise as aforesaid, all Rent for the Premises shall be equitably apportioned as of the proposed commencement date of the sublease and Landlord, at Landlord’s expense, shall perform all work and make all alterations as may be required physically to separate the applicable portion of the Premises from the remainder of the Premises and to permit lawful occupancy of the separated portion.

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6.4 Reasonable Consent. If Landlord’s consent is required for a transfer and Landlord does not elect either of the options provided in the Recapture section of this article, Landlord shall not unreasonably withhold, condition or delay its consent to such proposed transfer. It shall be deemed reasonable for Landlord to withhold consent to any proposed transfer if any of the following conditions have not been established to Landlord’s reasonable satisfaction:

6.4.1 If the transfer is an assignment or a sublease of substantially all of the Premises, the proposed transferee shall have sufficient financial wherewithal to discharge its obligations under this Lease and the proposed agreement of transfer and as determined by Landlord’s reasonable criteria for selecting Project tenants and has a tangible net worth, experience, and reputation that is not less than the tangible net worth, experience, and reputation of Tenant on the Date of this Lease.

6.4.2 The proposed transfer shall not, in Landlord’s reasonable judgment, cause physical harm to the Project or harm to the reputation of the Project that would result in an impairment of Landlord’s ability to lease space in the Project or a diminution in the rental value of space in the Project. The proposed use of the Premises by the proposed transferee will be a use permitted under this Lease and not prohibited by the Rules and Regulations, and will not violate any restrictive covenants or exclusive use provisions applicable to Landlord.

6.4.3 The proposed transferee shall not be any person or entity who shall at that time be a tenant, subtenant, or other occupant of any part of the Project, or who dealt with Landlord or Landlord’s agent (directly or through a broker) as to space in the Project during the six months immediately preceding Tenant’s request for Landlord’s consent.

6.4.4 The proposed use of the Premises by the proposed transferee will not require alterations or additions to the Premises or the Project to comply with applicable law or governmental requirements and will not negatively affect insurance requirements or involve the introduction of materials to the Premises that are not in compliance with the environmental laws.

6.4.5 Any mortgagee of the Project will consent to the proposed transfer if such consent is required under the relevant loan documents.

6.4.6 The proposed use of the Premises will not materially increase the operating costs for the Project or the burden on the Project services, or generate material additional foot traffic, elevator usage, Parking Area usage, or security concerns in the Project, or create materially increased possibility that the comfort or safety, or both, of Landlord and the other occupants of the Project will be compromised or reduced.

6.4.7 The proposed transferee shall not be, and shall not be affiliated with, anyone with whom Landlord or any of its affiliates has been involved with in litigation or who has defaulted under any agreement with Landlord or any of its affiliates.

6.4.8 The proposed transfer will not cause a violation of another lease for space in the Project or give an occupant of the Project a right to cancel its lease.

6.4.9 There shall be no default by Tenant, beyond any applicable grace period, under any of the terms, covenants, and conditions of this Lease at the time that Landlord’s consent to a transfer is requested and on the date of the commencement of the term of the proposed transfer.

6.4.10 If the transfer is an assignment, the proposed assignee will assume in writing all of the obligations of Tenant under this Lease.

6.4.11 Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed transfer.

6.5 Tenant’s Remedies. Tenant waives any remedy for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim, or defense) based on any claim that Landlord has unreasonably withheld, delayed, or conditioned its consent to a proposed transfer under this Lease. Tenant’s sole remedy in such an event shall be to institute an action or proceeding seeking specific performance, injunctive relief, or declaratory judgment.

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6.6 Transfer Documents. Any sublease shall provide that: (a) the subtenant shall comply with all applicable terms and conditions of this Lease to be performed by Tenant; (b) the sublease is expressly subject to all of the terms and provisions of this Lease; and (c) unless Landlord elects otherwise, the sublease will not survive a termination of this Lease (whether voluntary or involuntary) or resumption of possession of the Premises by Landlord following a default by Tenant. The sublease shall further provide that if Landlord elects that the sublease shall survive a termination of this Lease or resumption of possession of the Premises by Landlord following a default by Tenant, the subtenant will, at the election of the Landlord, attorn to the Landlord and continue to perform its obligations under its sublease as if this Lease had not been terminated and the sublease were a direct lease between the Landlord and the subtenant. Any assignment of lease shall contain an assumption by the assignee of all of the obligations of Tenant under this Lease.

6.7 No Advertising. Tenant shall not advertise (but may list with brokers) its space for sublease at a rental rate lower than the rental rate then being paid by Tenant to Landlord.

6.8 Consideration for Consent. If Tenant effects any transfer, then Tenant shall pay to Landlord a sum equal to 50% of the net Rent, additional rent, or other consideration paid to Tenant by any transferee that is in excess of the Rent then being paid by Tenant to Landlord under this Lease for the portion of the Premises so transferred (on a prorated, square footage basis). The net Rent, additional rent, or other consideration paid to Tenant shall be calculated by deducting from the gross Rent, additional rent, or other consideration reasonable and customary real estate brokerage commissions actually paid by Tenant to third parties, tenant improvement allowances, Rent concessions, the actual cost of improvements to the Premises made by Tenant for the transferee, and other direct out-of-pocket costs actually incurred by Tenant in connection with the transfer (as long as the costs are commercially reasonable). Upon reasonable notice, Landlord shall have the right to audit Tenant’s books and records to determine the amount payable to Landlord under this section. All sums payable by Tenant under this section shall be payable to Landlord immediately on receipt by Tenant.

6.9 Permitted Transfers. Notwithstanding anything contained herein to the contrary, Landlord’s consent will not be required as to, any change in the members or shareholders of Tenant, or a transfer to an entity which controls, is controlled by, or is under common control of Tenant, or to any entity into or with which Tenant may be merged or consolidated or by which it is acquired or which purchases all or substantially all of its assets (a “Permitted Transfer”), provided that (a) the transferee shall own all or substantially all of the assets of Tenant, (b) the form of any agreement of assignment or any sublease shall otherwise comply with the terms and conditions of this article, (c) Landlord is provided written notice of the transfer and the identity of the transferee prior to the effective date of the transfer, and (d) a significant purpose of any such transfer is not to avoid the restrictions on transfer otherwise imposed under this article.

6.10 No Waiver. Consent by Landlord to a transfer shall not relieve Tenant from the obligation to obtain Landlord’s written consent to any further transfer.

6.11 Acceptance of Payments. If this Lease is nevertheless assigned, or the Premises are sublet or occupied by anyone other than Tenant, Landlord may accept Rent from the assignee, subtenant, or occupant and apply the net amount received to the Rent reserved in this Lease, but no such assignment, subletting, occupancy, or acceptance of Rent shall be deemed a waiver of the requirement for Landlord’s consent as contained in this article or constitute a novation or otherwise release Tenant from its obligations under this Lease.

6.12 Continuing Liability. Except as provided in the Recapture section of this article, following any transfer, Tenant and Guarantor shall remain liable to Landlord for the prompt and continuing payment of all forms of Rent payable under this Lease following the transfer. The joint and several liability of Tenant, Guarantor, and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released, or impaired by any (a) agreement that modifies any of the rights or obligations of the parties under this Lease, (b) stipulation that extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.

6.13 Administrative Fee. Tenant shall pay to Landlord, on demand, an administrative fee of $1,000, plus all reasonable attorneys’ fees and actual costs associated with Landlord’s consideration of Tenant’s transfer request and the review and preparation of all documents associated therewith.

6.14 Landlord Transfer. Landlord may assign or encumber its interest under this Lease. If any portion of the Premises is sold, transferred, or leased, or if Landlord’s interest in any underlying lease of the Premises is transferred or sold, Landlord shall be relieved of all existing and future obligations and liabilities under this Lease, provided that the purchaser, transferee, or tenant of the Premises assumes in writing those obligations and liabilities.

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6.15 Improper Transfer. Any transfer by Tenant in violation of this article shall be void and shall constitute a default under this Lease.

7. INSURANCE/WAIVERS/SUBROGATION.

7.1 Insurance Requirements. Effective as of the earlier of (i) the date Tenant enters or occupies the Premises, or (ii) the Commencement Date, and continuing throughout the Lease Term, Tenant shall maintain the following insurance policies:

(a) Commercial General Liability Insurance. Commercial general liability insurance (including property damage, bodily injury and personal injury coverage) in amounts of $1,000,000 per occurrence and $2,000,000 in the annual aggregate in primary coverage, with an additional $3,000,000 in umbrella coverage or, following the expiration of the initial Lease Term, such other amounts as Landlord may from time to time reasonably require, insuring Tenant (and naming as additional insureds Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s mortgagee), against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of any equipment of Tenant located outside of the Premises (“Off-Premises Equipment”). If the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy (e.g., the sale, service or consumption of alcoholic beverages), Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter (including liquor liability, if applicable) in such amounts as Landlord may reasonably require;

(b) Commercial Property Insurance. (1) Cause of loss-special risk form (formerly “all-risk”) or its equivalent insurance (including, but not limited to, sprinkler leakage, ordinance and law, sewer back-up, flood, earthquake, windstorm and collapse coverage) covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s mortgagee as additional loss payees as their interests may appear, and (2) cause of loss-special risk form (formerly “all-risk”) or its equivalent insurance covering the full value of all furniture, trade fixtures, equipment and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment);

(c) Contractual Liability Insurance. Contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy);

(d) Commercial Auto Liability Insurance. Commercial auto liability insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than $1,000,000 combined single limit for each accident, insuring Tenant (and naming as additional insureds Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s mortgagee);

(e) Worker’s Compensation Insurance; Employer’s Liability Insurance. Worker’s compensation insurance of $1,000,000 (or such larger amount if required by local statute) and employer’s liability insurance of $1,000,000;

(f) Business Interruption Insurance. Business interruption insurance in an amount reasonably acceptable to Landlord; and

(g) Comprehensive Crime. Comprehensive crime coverage of $1,000,000.

7.2 Landlord’s Insurance. Throughout the Lease Term, Landlord shall maintain, as a minimum, the following insurance policies: (a) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (b) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder. Any insurance required to be maintained by Landlord may be taken out under a blanket insurance policy or policies covering other buildings, property or insureds in addition to the Building and Landlord. In such event, the costs of any such blanket insurance policy or policies shall be reasonably allocated to the Project and the other properties covered by such policy or policies as reasonably determined by Landlord and included as part of Operating Costs. Notwithstanding anything in this Lease to the contrary, Landlord’s indemnity obligations under this Lease shall be limited to the extent any such claim is insured against under the terms of any insurance policy maintained by Landlord (or is required to be maintained by Landlord under the terms of this Lease).

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7.3 No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this article that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, or is self-insured against through maintenance of deductibles or otherwise, regardless of whether the negligence of the other party caused such Loss (as defined in the Indemnification Article below). Additionally, Tenant and Landlord waive any claim it may have against the other party for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.

8. DEFAULT.

8.1 Events of Default. Each of the following shall be an event of default under this Lease: (a) Tenant fails to make any payment of Rent when due; (b) Tenant or any Guarantor for Tenant’s obligations under this Lease becomes bankrupt or insolvent or makes an assignment for the benefit of creditors or takes the benefit of any insolvency act, or if any debtor proceedings are taken by or against Tenant or any Guarantor; (c) Tenant abandons the Premises; (d) Tenant transfers this Lease in violation of the Assignment or Subletting article; (e) Tenant fails to deliver an estoppel certificate or subordination agreement or maintain required insurance coverages within the time periods required by this Lease; (f) Tenant does not comply with its obligations to vacate the Premises under the Relocation or End of Term articles of this Lease; or (g) Tenant fails to perform any other obligation under this Lease. Landlord agrees to provide Tenant with written notice and a fifteen (15) day opportunity to cure the events of default in (e), (f) or (g) above. However, Landlord shall not be required to give written notice of such an event of default more than once in any twelve (12) month period under this Lease.

8.2 Remedies. If Tenant defaults, in addition to all remedies provided by law, Landlord may declare the entire balance of all forms of Rent due under this Lease for the remainder of the Lease Term to be forthwith due and payable and may collect the then present value of the Rents (calculated using a discount rate equal to the discount rate of the branch of the Federal Reserve Bank closest to the Premises in effect as of the date of the default). If this Lease is rejected in any bankruptcy proceeding, Rent for the entire month in which the rejection occurs shall be due and payable in full and shall not be prorated.

8.3 Landlord’s Right to Perform. If Tenant defaults, Landlord may, but shall have no obligation to, perform the obligations of Tenant, and if Landlord, in doing so, makes any expenditures or incurs any obligation for the payment of money, including reasonable attorneys’ fees, the sums so paid or obligations incurred shall be paid by Tenant to Landlord upon receipt of a bill or statement to Tenant therefor.

8.4 Late Charges, Interest, and Bad Checks. If any payment due Landlord shall not be paid within five days of the date when due, Tenant shall pay, in addition to the payment then due, an administrative charge equal to the greater of (a) 5% of the past due payment; or (b) $250. All payments due Landlord shall bear interest at the lesser of: (a) 18% per annum, or (b) the highest rate of interest permitted to be charged by applicable law, accruing from the date the obligation arose through the date payment is actually received by Landlord. If any check given to Landlord for any payment is dishonored for any reason whatsoever not attributable to Landlord, in addition to all other remedies available to Landlord, upon demand, Tenant will reimburse Landlord for all insufficient funds, bank, or returned check fees, plus an administrative fee not to exceed the maximum amount prescribed by Section 68.065, Florida Statutes. In addition, Landlord may require all future payments from Tenant to be made by cashier’s check from a local bank or by Federal Reserve wire transfer to Landlord’s account.

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8.5 Limitations. None of Landlord’s officers, employees, agents, directors, shareholders, partners, members, managers, or affiliates shall ever have any personal liability to Tenant. No person holding Landlord’s interest shall have any liability after such person ceases to hold such interest, except for any liability accruing while such person held such interest. TENANT SHALL LOOK SOLELY TO LANDLORD’S ESTATE AND INTEREST IN THE BUILDING FOR THE SATISFACTION OF ANY RIGHT OR REMEDY OF TENANT UNDER THIS LEASE, AND NO OTHER ASSETS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION, OR OTHER ENFORCEMENT PROCEDURE FOR THE SATISFACTION OF TENANT’S RIGHTS OR REMEDIES, OR ANY OTHER LIABILITY OF LANDLORD TO TENANT OF WHATEVER KIND OR NATURE. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction of Tenant or a default by Landlord as to any of its obligations under this Lease unless Landlord shall have first received written notice from Tenant of the claimed default and shall have failed to cure it after having been afforded reasonable time in which to do so, which in no event shall be less than 30 days. Further, Tenant waives any claims against Landlord that Tenant does not make in writing within 30 days of the onset of the cause of such claim. Landlord and Tenant each waive all rights (other than rights under the Estoppel Certificate and End of Term articles) to consequential damages, lost profits, punitive damages, or special damages of any kind.

8.6 Presumption of Abandonment. It shall be conclusively presumed that Tenant has abandoned the Premises if Tenant fails to keep the Premises open for business during regular business hours for ten consecutive days while in monetary default. Any grace periods set forth in this article shall not apply to the application of this presumption. In addition to all other rights of Landlord in the event of an abandonment of the Premises by Tenant, Landlord may reenter and repossess the Premises without legal process, without releasing Tenant of any liability, and with no liability for any claims of wrongful eviction or otherwise by Tenant, if Tenant is presumed to have abandoned the Premises as specified above and fails to object in writing within ten days after a notice from Landlord that it so intends to reenter.

9. ALTERATIONS. “Alterations” shall mean any alteration, addition, or improvement in or on or to the Premises of any kind or nature, including any improvements made before Tenant’s occupancy of the Premises. Tenant shall make no Alterations without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord’s sole discretion. However, Landlord will not unreasonably withhold or delay consent to non-structural interior Alterations, provided that they do not involve demolition of improvements, affect utility services or Building systems, are not visible from outside the Premises, and do not require other alterations, additions, or improvements to areas outside the Premises. Landlord, or its agent or contractor, may supervise the performance of any Alterations, and, if so, Tenant shall pay to Landlord an amount equal to 5% of the cost of the work, as a supervisory fee. Except as expressly set forth in this Lease, Landlord has made no representation or promise as to the condition of the Premises, Landlord shall not perform any alterations, additions, or improvements to make the Premises suitable and ready for occupancy and use by Tenant, and Tenant shall accept possession of the Premises in its then “as-is”, “where-is” condition, without representation or warranty of any kind by Landlord. Except for work to be performed by Landlord, before any Alterations are undertaken by or on behalf of Tenant, Tenant shall deliver to Landlord any governmental permit required for the Alterations and shall require any contractor performing work on the Premises to obtain and maintain, at no expense to Landlord, workers’ compensation insurance as required by law, builder’s risk insurance in the amount of the replacement cost of the applicable Alterations (or such other amount reasonably required by Landlord), commercial general liability insurance, and auto liability insurance (to include all automobiles owned, leased, hired or borrowed), written on an occurrence basis with minimum limits of $2 million per occurrence limit, $2 million general aggregate limit, $2 million personal and advertising limit, and $2 million products/completed operations limit; which coverage limits may be effected with umbrella coverage (including contractual liability, broad form property damage and contractor’s protective liability coverage). Contractor’s insurance shall contain an endorsement insuring the Landlord and its managing agent (and, if requested, Landlord’s mortgagee) as additional insureds and shall be primary over any other coverage available to the Landlord.

10. LIENS. The interest of Landlord in the Premises shall not be subject in any way to any liens, including construction liens, for Alterations made by or on behalf of Tenant. This exculpation is made with express reference to Section 713.10, Florida Statutes. Tenant represents to Landlord that any improvements that might be made by Tenant to the Premises are not required to be made under the terms of this Lease and that any improvements which may be made by Tenant do not constitute the “pith of the lease” under applicable Florida case law. If any lien is filed against the Premises for work or materials claimed to have been furnished to Tenant, Tenant shall cause it to be discharged of record or properly transferred to a bond under Section 713.24, Florida Statutes, within ten days after notice to Tenant. Further, Tenant shall indemnify, defend, and save Landlord harmless from and against any damage or loss, including reasonable attorneys’ fees, incurred by Landlord as a result of any liens or other claims arising out of or related to work performed in the Premises by or on behalf of Tenant. Tenant shall notify every contractor making improvements to the Premises that the interest of the Landlord in the Premises shall not be subject to liens.

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11. ACCESS TO PREMISES. Landlord and persons authorized by Landlord shall have the right, at all reasonable times, to enter and inspect the Premises and to make repairs and alterations Landlord deems necessary, with reasonable prior notice (which may be by telephone or e-mail), except in cases of emergency, when no notice shall be required. Following the Commencement Date, Tenant shall have access to the Premises 24 hours per day, seven days per week, unless an emergency condition exists within the Building or the Premises which limits such access.

12. COMMON AREAS. The “Common Areas” of the Project include such areas and facilities as delivery facilities, walkways, landscaped and planted areas, and parking facilities and are those areas designated by Landlord for the general use in common of occupants of the Project, including Tenant. The Common Areas shall at all times be subject to the exclusive control and management of Landlord. Landlord may grant third parties specific rights concerning portions of the Common Areas. Landlord may increase, reduce, improve, or otherwise alter the Common Areas, otherwise make improvements, alterations, or additions to the Project, and change the name or number by which the Building or Project is known. Landlord may also temporarily close the Common Areas to make repairs or improvements. In addition, Landlord may temporarily close the Building or Project and preclude access to the Premises in the event of casualty, governmental requirements, the threat of an emergency such as a hurricane or other act of God, or if Landlord otherwise reasonably deems it necessary in order to prevent damage or injury to person or property. This Lease does not create, nor will Tenant have any express or implied easement for, or other rights to, air, light, or view over, from, or about the Project.

13. INTENTIONALLY DELETED.

14. CASUALTY DAMAGE. If: (a) the Building or Project shall be so damaged that substantial alteration or reconstruction of the Building or Project shall, in Landlord’s opinion, be required (whether or not the Premises shall have been damaged by the casualty); or (b) Landlord is not permitted to rebuild the Building or the Project in substantially the same form as they existed before the damage; or (c) the Premises shall be materially damaged by casualty during the last two years of the Lease Term; or (d) any mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (e) the damage is not covered by insurance maintained by Landlord; then Landlord may, within 90 days after the casualty, give notice to Tenant of Landlord’s election to terminate this Lease, and the balance of the Lease Term shall automatically expire on the fifth day after the notice is delivered. If Landlord does not elect to terminate this Lease, Landlord shall proceed with reasonable diligence to restore the Building and the Premises to substantially the same condition they were in immediately before the casualty. However, Landlord shall not be required to restore any unleased premises in the Building or any portion of Tenant’s property, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of insurance proceeds actually received by Landlord due to the casualty and shall not include any improvements or alterations performed by Tenant. Rent shall abate in proportion to the portion of the Premises not usable by Tenant as a result of any casualty resulting in damage to the Building which is covered by insurance carried or required to be carried by Landlord under this Lease, as of the date on which the Premises becomes unusable. Landlord shall not otherwise be liable to Tenant for any delay in restoring the Premises or any inconvenience or annoyance to Tenant or injury to Tenant’s business resulting in any way from the damage or the repairs, Tenant’s sole remedy being the right to an abatement of Rent.

15. CONDEMNATION. If the whole or any substantial part of the Premises shall be condemned by eminent domain or acquired by private purchase in lieu of condemnation, this Lease shall terminate on the date on which possession of the Premises is delivered to the condemning authority and Rent shall be apportioned and paid to that date. If no portion of the Premises is taken but a substantial portion of the Building is taken, at Landlord’s option, this Lease shall terminate on the date on which possession of such portion of the Building is delivered to the condemning authority and Rent shall be apportioned and paid to that date. Tenant shall have no claim against Landlord for the value of any unexpired portion of the Lease Term, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If this Lease is not terminated as provided above, Rent shall abate in proportion to the portion of the Premises condemned.

16. REPAIR AND MAINTENANCE. Landlord shall repair and maintain in good order and condition, ordinary wear and tear excepted, the Common Areas, mechanical and equipment rooms, the roof of the Building, the exterior walls of the Building, the exterior windows of the Building, the structural portions of the Building, the elevators, and the electrical, plumbing, mechanical, fire protection, life safety, and HVAC systems servicing the Building. However, unless the Waiver of Subrogation section of this Lease applies, Tenant shall pay the cost of any such repairs or maintenance resulting from acts or omissions of Tenant, its employees, agents, or contractors. Additionally, Landlord shall replace the Building standard light bulbs and fluorescent light tubes in the Premises at a Building standard charge to be paid by Tenant. Tenant waives the provisions of any law, or any right Tenant may have under common law, permitting Tenant to make repairs at Landlord’s expense or to withhold Rent or terminate this Lease based on any alleged failure of Landlord to make repairs. All costs associated with the repair and maintenance obligations of Landlord under this article shall be included in and constitute Operating Costs. Except to the extent Landlord is obligated to repair and maintain the Premises as provided above, Tenant shall, at its sole cost, repair, replace, and maintain the Premises (including the walls, ceilings, and floors in the Premises, and any specialized electrical, plumbing, mechanical, fire protection, life safety and HVAC systems servicing the Premises requested by Tenant exclusively for their use) in a clean, attractive, first-class condition. All replacements shall be of equal quality and class to the original items replaced. Tenant shall not commit or allow to be committed any waste on any portion of the Premises. Subject to the provisions of Section 7.3, Landlord shall be responsible to repair all damage caused to the Premises (but not to Tenant’s personal property located therein) arising from defective conditions within the Building, roof, and electrical, plumbing and HVAC systems.

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17. ESTOPPEL CERTIFICATES. From time to time, Tenant, on not less than five days’ prior notice, shall (i) execute and deliver to Landlord an estoppel certificate in a form generally consistent with the requirements of institutional lenders and certified to all or any of Landlord, any mortgagee or prospective mortgagee, or prospective purchaser of the Building, and (ii) cause any Guarantor to deliver to Landlord any estoppel certificate required under the Guaranty.

I8. SUBORDINATION. This Lease is and shall be subject and subordinate to all mortgages and ground leases that may now or hereafter affect the Building, and to all renewals, modifications, consolidations, replacements, and extensions of the leases and mortgages. This article shall be self-operative and no further instrument of subordination shall be necessary. However, in confirmation of this subordination, Tenant shall execute promptly any certificate that Landlord may request. If any ground or underlying lease is terminated, or if the interest of Landlord under this Lease is transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution for the mortgage, or if this Lease is terminated by termination of any lease or by foreclosure of any mortgage to which this Lease is or may be subordinate, then Tenant will, at the option to be exercised in writing by the landlord under any ground or underlying lease or the purchaser, assignee, or tenant, as the case may be (a) attorn to it and will perform for its benefit all the terms, covenants, and conditions of this Lease on Tenant’s part to be performed with the same force and effect as if the landlord or the purchaser, assignee, or tenant were the landlord originally named in this Lease, or (b) enter into a new lease with the landlord or the purchaser, assignee, or tenant for the remainder of the Lease Term and otherwise on the same terms, conditions, and rents as provided in this Lease.

19. INDEMNIFICATION. To the fullest extent provided by law, and subject to the waiver of subrogation provision of this Lease, Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) (i) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, officers, employees, licensees, guests and invitees (a “Tenant Party”), (ii) occurring in the Premises, or (iii) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project. It being agreed that clauses (ii) and (iii) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. To the fullest extent provided by law, and subject to the waiver of subrogation provision of this Lease, Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence in or on the Building’s Common Areas to the extent caused by the negligence or willful misconduct of Landlord or its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

20. NO WAIVER. The failure of a party to insist on the strict performance of any provision of this Lease or to exercise any remedy for any default shall not be construed as a waiver. The waiver of any noncompliance with this Lease shall not prevent subsequent similar noncompliance from being a default. No waiver shall be effective unless expressed in writing and signed by the waiving party. No notice to or demand on a party shall of itself entitle the party to any other or further notice or demand in similar or other circumstances. The receipt by Landlord of any Rent after default on the part of Tenant (whether the Rent is due before or after the default) shall not excuse any delays as to future Rent payments and shall not be deemed to operate as a waiver of any then-existing default by Tenant or of the right of Landlord to enforce the payment of any other Rent reserved in this Lease or to pursue eviction or any other remedies available to Landlord. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent actually owed under the terms of this Lease shall be deemed to be anything other than a payment on account of the earliest stipulated Rent. No endorsement or statement on any check or any letter accompanying any check or payment of Rent will be deemed an accord and satisfaction. Landlord may accept the check or payment without prejudice to Landlord’s right to recover the balance of the Rent or to pursue any other remedy. It is the intention of the parties that this article will modify the common law rules of waiver and estoppel and the provisions of any statute that might dictate a contrary result.

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21. SERVICES AND UTILITIES. Landlord shall furnish the following services: (a) air conditioning and heating in season Monday through Friday from 8:00 a.m. to 6:00 p.m., and Saturdays from 9:00 a.m. to 1:00 p.m., Legal Holidays excluded; at other times, air conditioning and heating will be furnished at the then Building standard charge (payable by Tenant to Landlord on written demand by Landlord) and on then Building standard terms relating to advance notice, minimum hours, minimum zones, and other matters; (b) janitorial and general cleaning service on Business Days; (c) passenger elevator service to all floors of the Building; (d) common restroom facilities and necessary lavatory supplies, including cold running water; and (e) electricity for the purposes of lighting and general office equipment use in amounts consistent with Building standard electrical capacities for the Premises (excluding electricity for separately metered equipment exclusively serving the Premises, such as supplemental HVAC units, the costs for which shall be paid by Tenant to Landlord upon receipt of invoice from Landlord). Landlord shall have the right to select the Building’s electric service provider and to switch providers at any time. Tenant’s use of electrical, HVAC or other services furnished by Landlord shall not exceed, either in voltage, rated capacity, use, or overall load, that which Landlord deems to be standard for the Building. Tenant shall pay all costs associated with any such additional utility usage, including the installation of separate meters. In no event shall Landlord be liable for damages resulting from the failure to furnish any service, and any interruption or failure shall in no manner entitle Tenant to any remedies including abatement of Rent.. If at any time during the Lease Term the Project has any type of access control system for the Parking Areas or the Building, Tenant shall purchase access cards for all occupants of the Premises from Landlord at the then Building standard charge. If Tenant desires any service which Landlord has not specifically agreed to provide in this Lease, such as private security systems or telecommunications services serving the Premises, Tenant shall procure such service directly from a reputable third party service provider (“Provider”) for Tenant’s own account. Tenant shall require each Provider to comply with the Building’s rules and regulations, all laws, and Landlord’s reasonable policies and practices for the Building. Tenant acknowledges Landlord’s current policy that requires all Providers utilizing any area of the Project outside the Premises to be approved by Landlord and to enter into a written agreement acceptable to Landlord prior to gaining access to, or making any installations in or through, such area. Accordingly, Tenant shall give Landlord written notice sufficient for such purposes.

22. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for Tenant’s full and faithful performance of this Lease including the payment of Rent. The Security Deposit may be commingled with other funds of Landlord and Landlord shall have no liability for payment of any interest on the Security Deposit. Landlord may apply the Security Deposit to the extent required to cure any default by Tenant. If Landlord so applies the Security Deposit, Tenant shall deliver to Landlord the amount necessary to replenish the Security Deposit to its original sum within five days after notice from Landlord. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a defense to any action that Landlord may bring against Tenant.

23. GOVERNMENTAL REGULATIONS. Tenant shall promptly comply with all laws, codes, and ordinances of governmental authorities, including the Americans with Disabilities Act of 1990 and all similar present or future laws.

24. SIGNS. No signage shall be placed by Tenant on any portion of the Project. However, Tenant shall be permitted to place a sign bearing its name in a location approved by Landlord near the entrance to the Premises (at Tenant’s cost) and will be furnished a single listing of its name in the Building’s directory (at Landlord’s cost), all in accordance with the criteria adopted from time to time by Landlord for the Project. Any changes or additional listings in the directory shall be furnished (subject to availability of space) for the then Building standard charge.

25. BROKER. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder regarding the Premises, except the Landlord’s Broker. Landlord shall indemnify, defend, and hold Tenant harmless from and against any claims for commissions from the Landlord’s Broker. Tenant shall indemnify, defend, and hold Landlord harmless from and against any claims for commissions from any real estate broker other than the Landlord’s Broker with whom it has dealt in connection with this Lease. The terms of this article shall survive the expiration or earlier termination of this Lease.

26. END OF TERM. Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, broom-clean, except for reasonable wear and tear. Tenant shall be liable to Landlord for all damages, including any consequential damages, that Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify, defend, and save Landlord harmless against all costs, claims, loss, or liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on any delay. All Alterations made by Landlord or Tenant to the Premises shall become Landlord’s property on the expiration or sooner termination of the Lease Term. On the expiration or sooner termination of the Lease Term, Tenant, at its expense, shall remove from the Premises all of Tenant’s personal property, and all Alterations (including, computer and telecommunications wiring) that Landlord designates by notice to Tenant. Tenant shall also repair any damage to the Premises caused by the removal. Any items of Tenant’s property that shall remain in the Premises after the expiration or sooner termination of the Lease Term, may, at the option of Landlord, be deemed to have been abandoned, and in that case, those items may be retained by Landlord as its property to be disposed of by Landlord, without accountability to Tenant or any other party, in the manner Landlord shall determine, at Tenant’s expense.

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27. ATTORNEYS’ FEES. The prevailing party in any litigation arising out of or in any manner relating to this Lease, including the declaration of any rights or obligations under this Lease, shall be entitled to recover from the losing party reasonable attorneys’ fees and costs. In addition, if Landlord becomes a party to any suit or proceeding affecting the Premises or involving this Lease or Tenant’s interest under this Lease, other than a suit between Landlord and Tenant, or if Landlord engages counsel to collect any of the amounts owed under this Lease, or to enforce performance of any of the agreements, conditions, covenants, provisions, or stipulations of this Lease, without commencing litigation, then the costs, expenses, and reasonable attorneys’ fees and disbursements incurred by Landlord shall be paid to Landlord by Tenant.

28. NOTICES. Any notice to be given under this Lease may be given either by a party itself or by its attorney or agent and shall be in writing and delivered by hand, by nationally recognized overnight air courier service (such as FedEx), or by the United States Postal Service, registered or certified mail, return receipt requested, in each case addressed to the respective party at the party’s notice address. A notice shall be deemed effective upon receipt or the date sent if it is returned to the addressor because it is refused, unclaimed, or the addressee has moved.

29. IMPOSSIBILITY OF PERFORMANCE. For purposes of this Lease, the term “Unavoidable Delay” shall mean any delays due to strikes, lockouts, civil commotion, war or warlike operations, acts of terrorism, acts of a public enemy, acts of bioterrorism, epidemics, quarantines, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, utility, or service because of governmental restrictions, hurricanes, floods, or other natural disasters, acts of God, or any other cause beyond the direct control of the party delayed. Notwithstanding anything in this Lease to the contrary, if Landlord or Tenant shall be delayed in the performance of any act required under this Lease by reason of any Unavoidable Delay, then provided notice of the Unavoidable Delay is given to the other party within ten days after its occurrence, performance of the act shall be excused for the period of the delay and the period for the performance of the act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of the delay. The provisions of this article shall not operate to excuse Tenant from the payment of Rent or from surrendering the Premises at the end of the Lease Term, and shall not operate to extend the Lease Term. Delays or failures to perform resulting from lack of funds or the increased cost of obtaining labor and materials shall not be deemed delays beyond the direct control of a party.

30. RELOCATION OF TENANT. Landlord may move Tenant from the Premises to a reasonably equivalent space comparable in size and layout within the Project on not less than 30 days’ notice to Tenant. If Landlord relocates Tenant, Landlord shall perform the interior improvements to the new space of approximate equivalence to the interior improvements in the original Premises and pay the actual costs of moving Tenant’s property to the new space. Landlord will also reimburse Tenant for its actual costs of replacement of stationery, computer and telephone relocation. Such a relocation shall not terminate or otherwise modify this Lease except that from and after the date of the relocation, the “Premises” shall refer to the relocation space into which Tenant has been moved, rather than the original Premises as defined in this Lease. If the rentable area of the relocation space is more or less than the rentable area of the original Premises, then the Base Rent and Tenant’s Allocated Share shall be appropriately adjusted.

31. PARKING. Tenant shall be entitled to use no more than the number of parking spaces in the Parking Areas specified in the Basic Lease Information and Defined Terms article of this Lease. “Parking Areas” shall mean the areas available for automobile parking in connection with the Building as those areas may be designated by Landlord from time to time. Except for particular spaces and areas designated from time to time by Landlord for reserved parking, if any, all parking in the Parking Areas shall be on an unreserved, first-come, first-served basis. Landlord reserves the right to (a) reduce the number of spaces in the Parking Areas, as long as the number of parking spaces remaining is in compliance with all applicable governmental requirements; (b) to reserve spaces for the exclusive use of specific parties; and (c) change the access to the Parking Areas, provided that some manner of reasonable access to the Parking Areas remains after the change; and none of the foregoing shall entitle Tenant to any claim against Landlord or to any abatement of Rent. Landlord (or the operator of the Parking Areas) may charge Tenant (and/or its employees, agents, contractors, invitees, and visitors) directly for the parking fee established by Landlord (or the operator) from time to time for the use of the Parking Areas. Landlord shall have no liability to Tenant for unauthorized parking in reserved spaces, and shall not be required to tow any unauthorized vehicles. Landlord may, in its discretion, from time to time, change the location of any reservedvspaces Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no liability whatsoever for any property damage or loss which may occur in the Parking Area, or as a result of or in connection with the parking of motor vehicles in any of the parking spaces. Landlord shall not charge Tenant for unreserved spaces in the Parking Areas.

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32. FINANCIAL REPORTING. From time to time, but no more than once per year in the absence of a default by Tenant, or in connection with a sale or refinancing by Landlord, at Landlord’s request, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant’s sole cost and expense, upon not less than ten days’ advance written notice from Landlord: (a) a current financial statement, including a balance sheet a statement of income and expenses, for Tenant and Tenant’s financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor’s financial statements for the previous two accounting years, and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant hereby authorizes Landlord, from time to time, without notice to Tenant, to obtain a credit report or credit history on Tenant from any credit reporting company.

33. WATER OR MOLD NOTIFICATION. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing. Mold is a naturally occurring substance. Mold is found both indoors and outdoors. The presence of mold may cause property damage or health problems. Tenant acknowledges that it shall be Tenant’s responsibility to undertake necessary measures within Tenant’s control to retard and prevent mold from accumulating within the Premises, including, but not limited to, the following: (a) maintaining the cleanliness of the Premises; (b) removing visible moisture accumulations on windows, window sills, walls, floors, ceilings and other surfaces as soon as reasonably possible; and (c) not blocking or covering any heating, ventilating or air conditioning ducts within the Premises. Tenant shall report immediately in writing to Landlord any evidence of mold or of a water leak or excessive moisture within the Premises, or the Building, of which Tenant becomes aware. Should Tenant desire a mold inspection or additional information about mold, Tenant should contact a professional in this field. If Landlord determines that any material concentrations of mold species or mold concentrations are detected in the Premises that are not found in air samples taken in the exterior of the Building and which, in the reasonable business judgment of Landlord, pose a hazard to the health and safety of the occupants of the Premises, and such mold species or mold concentrations were not introduced or caused by Tenant, its agents, employees, subtenants, or contractors (including but not limited to due to Tenant’s failure to make repairs to the Premises as required of Tenant under this Lease), Landlord shall remediate any such excess mold concentrations and/or species within the Building, the cost of which shall be included in Operating Costs. If such mold concentrations or species are caused by Tenant, its agents, employees, subtenants, or contractors, then Tenant shall remediate any such excess mold concentrations at Tenant’s sole cost and expense.

34. UBTI. Landlord and Tenant agree that all Rent payable by Tenant to Landlord shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole and absolute discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (a) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all Rents as “rents from real property,” and (b) to permit an assignment of this Lease; provided, however, that any adjustments required pursuant to this Section 25.28 shall be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment.

35. PROHIBITED PERSONS AND TRANSACTIONS. Tenants represents and warrants that neither it nor, to its knowledge, any of its affiliates, nor any of its respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

36. ERISA. Tenant represents that (i) neither Tenant nor any entity controlling or controlled by Tenant owns a ten percent (10%) or more interest (within the meaning of Prohibited Transaction Class Exemption 84-14) in JPMorgan Chase Bank, N.A. (“JPMorgan”) or any of JPMorgan’s affiliates, and (ii) neither JPMorgan, nor, to Tenant’s actual knowledge (after having used reasonable efforts to ascertain the accuracy of such information), any of its affiliates, owns a ten percent (10%) or more interest in Tenant or any entity controlling or controlled by Tenant.

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37. GENERAL PROVISIONS.

37.1 Construction Principles. The words “including” and “include” and similar words will not be construed restrictively to limit or exclude other items not listed. This Lease has been negotiated “at arm’s-length” by Landlord and Tenant, each having the opportunity to be represented by legal counsel of its choice and to negotiate the form and substance of this Lease. Therefore, this Lease shall not be more strictly construed against either party because one party may have drafted this Lease. If any provision of this Lease is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Lease shall remain in full force, if the essential provisions of this Lease for each party remain valid, binding, and enforceable. The parties may amend this Lease only by a written agreement of the parties. This Lease shall constitute the entire agreement of the parties concerning the matters covered by this Lease. All prior understandings and agreements had between the parties concerning those matters, including all preliminary negotiations, lease proposals, letters of intent, and similar documents, are merged into this Lease, which alone fully and completely expresses the understanding of the parties. The provisions of this Lease may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. In entering into this Lease, neither party has relied upon any statement, representation, warranty, or agreement of the other party except for those expressly contained in this Lease. There are no conditions precedent to the effectiveness of this Lease, other than those expressly stated in this Lease. Landlord and Tenant intend that faxed or PDF format signatures constitute original signatures binding on the parties. This Lease shall bind and inure to the benefit of the heirs, personal representatives, and, except as otherwise provided, the successors and assigns of the parties to this Lease. Each provision of this Lease shall be deemed both a covenant and a condition and shall run with the land. Any liability or obligation of Landlord or Tenant arising during the Lease Term shall survive the expiration or earlier termination of this Lease.

37.2 Radon Gas. The following notification is provided under Section 404.056(5), Florida Statutes: “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.”

37.3 Exhibits. All exhibits, riders, and addenda attached to this Lease shall, by this reference, be incorporated into this Lease. The following exhibits are attached to this Lease:

EXHIBIT “A”	—	Legal Description of the Building
EXHIBIT “B”	—	Location of Premises
EXHIBIT “C”	—	Guaranty
EXHIBIT “D”	—	Rules and Regulations
EXHIBIT “E”	—	Tenant Improvements

38. JURY WAIVER; COUNTERCLAIMS. LANDLORD AND TENANT KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE. TENANT FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION TO OBTAIN POSSESSION OF THE PREMISES.

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IN WITNESS WHEREOF, this Lease has been executed on behalf of Landlord and Tenant as of the Date of this Lease.

WITNESSES:	LANDLORD:

/s/ Mark Seager	FOUNTAIN SQUARE ACQUISITION COMPANY LLC, a Delaware limited liability company
Signature of Witness 1

MARK SEAGER	By:	/s/ Robert Stephens
Print or type name of Witness 1	Name:	Robert Stephens
	Title:	Vice President
/s/ Brian McGehee
Signature of Witness 2	Date Executed: 8/7/13

Print or type name of Witness 2

TENANT:

Signature of Witness 1	FLEXSHOPPER, LLC, a North Carolina limited liability company

	By:	/s/ Brad Bernstein
Print or type name of Witness 1	Name:	Brad Bernstein
	Title:	President

Signature of Witness 2	Date Executed: 7-30-13

Print or type name of Witness 2

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EXHIBIT “A”

LEGAL DESCRIPTION OF THE BUILDING

Commencing at the Northwest corner of Section 13, Township 47 South, Range 42 East; thence South 00 degrees 49’25” West, along the West line of said Section 13, a distance of 1125.56 feet, thence South 89 degrees 10’35” East, a distance of 70.00 feet to the Easterly right-of-way of Military Trail; also being the Southerly right-of-way of Banyan Trail, and also being the Point of Beginning of the tract of land to be describe; thence continue South 89 degrees 10’35” East along the South right-of-way of Banyan Trail, a distance of 250.42 feet to the point of curvature of a curve concave to the North, having a radius of 200.00 feet and a central angle of 45 degrees 13’06”, thence Southeasterly, Easterly and Northeasterly along the arc of said curve, a distance of 157.84 feet; thence South 44 degrees 23’41” East, a distance of 718.72 feet to a point on a curve concave to the Southeast, having a radius of 3505.65 feet and a central angle of 10 degrees 05’46”; said point also being on the Northwesterly right-of-way of the Seaboard Coastline Railroad; thence Southwesterly, along the arc of said curve and the Northwesterly right-of-way of said Railroad a distance of 617.73 feet to an intersection with a line that is parallel with and 550.00 feet North of the South line of the Northeast one-quarter (NE 1/4) of said Section 13; thence North 89 degrees 20’04” West, along said parallel line, s distance of 529.23 feet to the Easterly right-of-way line of Military Trail; thence North 00 degrees 49’25” East, along said Easterly right-of-way line, a distance of 939.78 feet to the Point of Beginning.

Now Known As:

HIGH WOODS SQUARE, according to the Plat thereof, recorded in Plat Book 84, Page 28, of the Public Records of Palm Beach County, Florida.

LESS that portion conveyed to the City of Boca Raton, Florida by Deed recorded in Official Records Book 10888, Page 92, and LESS lands conveyed to Palm Beach County by Deed recorded in Official Records Book 10716, Page 554.

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EXHIBIT “B”

LOCATION OF PREMISES

2650 N Military Trail, Boca Raton, Florida 33431 Suite 230
2,924 SF

contact information Richard Brockney
rbrockney@rnhcreal.com
Steven F. O’Hara sohara@mhcreal.com
tel 561 394 5200

The above plan is for location of Premises only and is not a representation by Landlord as to any other improvements shown.

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EXHIBIT “C”

GUARANTY

THIS IS A GENERAL GUARANTY WHICH IS ENFORCEABLE BY THE LANDLORD, ITS SUCCESSORS AND ASSIGNS. THIS IS ALSO AN ABSOLUTE AND UNCONDITIONAL GUARANTY.

The undersigned (the “Guarantor”) absolutely and unconditionally guaranties the prompt and full performance and observance by FLEXSHOPPER, LLC, a North Carolina limited liability company (the “Tenant”), of all of the provisions to be performed by the Tenant under a Lease dated _____________________ , 2013, between FOUNTAIN SQUARE ACQUISITION COMPANY LLC, a Delaware limited liability company (the “Landlord”), and Tenant for space at Fountain Square, 2650 North Military Trail, Boca Raton, Florida 33431, whether before, during, or after the Lease Term. Guarantor represents and warrants that it has a direct financial interest in Tenant and that it has received substantial consideration in exchange for making this Guaranty.

This is a guaranty of payment and not collection and Landlord may proceed directly against Guarantor without first proceeding with any remedies against Tenant. This Guaranty shall not be impaired by, and Guarantor consents to, any modification, supplement, extension, or amendment of the Lease to which the parties to the Lease may hereafter agree. Presentment, notice, and demand on Tenant or Guarantor and subsequent dishonor are not conditions to proceeding against Guarantor.

In connection with any suit, action, or other proceeding, including arbitration or bankruptcy, arising out of or in any manner relating to this Guaranty, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’, paralegals’, and legal assistants’ fees and disbursements (including disbursements which would not otherwise be taxable as costs in the proceeding) and expert witness fees through and including all post-judgment and appellate levels.

Any legal action or proceeding arising out of or in any way connected with this Guaranty shall be instituted in a court (federal or state) located in the county in which the Premises are located, which shall be the exclusive jurisdiction and venue for litigation concerning this Guaranty. Landlord and Guarantor shall be subject to the jurisdiction of those courts. The execution of this Guaranty and performance of its obligations by Guarantor, for purposes of personal or long-arm jurisdiction, constitutes doing business in the State of Florida under Section 48.193, Florida Statutes. In addition, Landlord and Guarantor waive any objection that they may now or hereafter have to the laying of venue of any action or proceeding in those courts, and further waive the right to plead or claim that any action or proceeding brought in any of those courts has been brought in an inconvenient forum. All payments to be made by Guarantor under this Guaranty shall be payable at Landlord’s office at FOUNTAIN SQUARE ACQUISITION COMPANY LLC do J.P. Morgan Asset Management - Global Real Assets - Real Estate Americas, 270 Park Avenue, 7th Floor, New York, New York 10017.

This Guaranty is a continuing guaranty that shall be effective before the commencement of the Lease Term and shall remain effective following the Lease Term as to any surviving provisions that remain effective after the termination of the Lease. Guarantor’s obligations under this Guaranty shall also continue in full force and effect after any transfer of the Tenant’s interest under the Lease, during any renewals or extensions of the Lease Term, and during any holdover by Tenant after expiration of the Lease Term.

The liability of Guarantor under this Guaranty shall in no way be affected, modified, or diminished by reason of any of the following, regardless of whether Guarantor receives notice of them, all of which notices Guarantor expressly waives: (a) any assignment, renewal, modification, amendment, or extension of the Lease, or (b) any modification or waiver of or change in any of the terms, covenants, and conditions of the Lease by Landlord and Tenant, or (c) any extension of time that may be granted by Landlord to Tenant, or (d) any consent, release, indulgence, or other action, inaction, or omission under or in respect of the Lease, or (e) any dealings, or transactions, or matters between Landlord and Tenant that may cause the lease to terminate, including without limitation, any adjustment, compromise, deferral, waiver, settlement, accord and satisfaction, or release of Tenant’s obligations under the Lease, or (f) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship, or similar proceeding affecting Tenant, or the rejection or disaffirmance of the Lease in any proceedings, whether or not notice of the proceedings is given to Guarantor.

For purposes of this Guaranty, on a default by Tenant under the Lease, which continues beyond the expiration of any applicable notice and cure period, the entire balance of all forms of Rent due under the Lease for the remainder of the Lease Term may be declared to be forthwith due and payable as provided in (but subject to the terms of) the Lease notwithstanding any stay, injunction, or other prohibition preventing a similar declaration as against Tenant and, in the event of any such declaration by Landlord, all of the obligations (whether or not due and payable by Tenant) shall forthwith become due and payable by Guarantor under this Guaranty.

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If Landlord assigns the Lease or sells the Building, Landlord may assign this Guaranty to the assignee or transferee, who shall thereupon succeed to the rights of Landlord under this Guaranty to the same extent as if the assignee were an original guaranteed party named in this Guaranty, and the same rights shall accrue to each subsequent assignee of this Guaranty. If Tenant assigns or sublets the Premises, the obligations of the Guarantor under this Guaranty shall remain in full force and effect.

From time to time, Guarantor, on not less than five days’ prior notice, shall execute and deliver to Landlord an estoppel certificate in a form generally consistent with the requirements of institutional lenders and certified to Landlord and any mortgagee or prospective mortgagee or purchaser of the Building. In addition, if requested, during any period (if any) that Guarantor is not a publicly traded entity, Guarantor shall provide any financial information concerning Guarantor that may be reasonably requested by any mortgagee or prospective mortgagee or purchaser of the Building.

If there is more than one Guarantor, the liability of each Guarantor shall be joint and several with all other Guarantors.

Guarantor authorizes Landlord, in Landlord’s discretion, to obtain from time to time credit reports and information regarding Guarantor.

LANDLORD AND GUARANTOR KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY AND THE LEASE.

ANCHOR FUNDING SERVICES, INC.,

a Delaware corporation, Guarantor

By:	/s/ Brad Bernstein
Name:	Brad Bernstein
Title:	President

Guarantor’s address:

10801 Johnston Road, Suite 210

Charlotte, NC 28226

Guarantor’s Employer I.D. No. 20-5456087

Dated: 7-30-13

STATE OF                                                                         )

                                                                                             ) ss.:

COUNTY OF                                                                      )

The foregoing instrument was acknowledged before me this 31 day of July, 2013 by Brad Bernstein, as President of ANCHOR FUNDING SERVICES, INC., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced                                                               as identification.

OFFICIAL NOTARIAL SEAL:

/s/ Tania Danielian
Tania Danielian
(type, print, or stamp name)
NOTARY PUBLIC
My commission expires: 10/21/13
Commission No.

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EXHIBIT “D”

RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, any parking garage or other parking lot or facility associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. No Tenant Party shall go upon the roof of the Project.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises’ interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Landlord shall provide all initial door locks at the entry of each tenant’s leased premises, at Tenant’s cost, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to Tenant one key and/or access card to each of Tenant’s employees to be located within Premises, at Landlord’s cost, and Tenant shall not make a duplicate thereof. Replacement keys and/or access cards shall be provided on a reasonable basis and at Tenant’s cost.

5. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No bicycles, birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8. Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

9. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

10. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

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11. No machinery or appliances of any kind (other than normal office equipment and normal break room appliances) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all laws).

12. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

13. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

14. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

15. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot” Tenant shall indemnify, hold and save harmless Landlord from any liability arising from the towing or booting of any vehicles belonging to Tenant Party.

16. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

17. Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

18. Tenant shall not permit any Tenant Party to smoke in the Premises or anywhere else on the Project, except in any Landlord-designated smoking area outside the Building. Tenant shall cooperate with Landlord in enforcing this prohibition and use its best efforts in supervising each Tenant Party in this regard.

19. Tenant shall not allow any Tenant Party to use any type of portable space heater in the Premises or the Building.

20. Only artificial holiday decorations may be placed in the Premises, no live or cut trees or other real holiday greenery may be maintained in the Premises or the Building.

21. Tenant shall not park or operate any semi-trucks or semi-trailers in the parking areas associated with the Building.

22. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises or the Project’s heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed and shall turn off all lights before leaving the Project at the end of the day.

23. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

24. Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service to the general public or anyone other than Tenant’s employees without the prior written consent of Landlord.

25. Tenant shall ensure that all portions of the leased premises visible from any interior Building common areas are lighted at all times during normal business hours regardless whether the leased premises are occupied.

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EXHIBIT “E”

TENANT IMPROVEMENTS

Condition of Premises. Landlord has made no representation or promise as to the condition of the Premises. Landlord shall not perform any alterations, additions, or improvements in order to make the Premises suitable and ready for occupancy and use by Tenant. Tenant has inspected the Premises, is fully familiar with the physical condition of the Premises, and shall accept the Premises “as-is,” “where-is,” without any warranty, express or implied, or representation as to fitness or suitability. Landlord shall not be liable for any latent or patent defect in the Premises. Notwithstanding the foregoing, Landlord shall, at its expense, using Building standard materials, (i) re-paint and re-carpet the Premises (including the storage room), (ii) install a 48” laminate vanity/sink in the area indicated, and (iii) paint 8 walls with “dry-erase” paint where indicated (collectively, the “Landlord’s Work”).

Tenant shall be responsible for all furniture, fixtures, appliances, telecommunications installations, and all other improvements to the Premises not described above.

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